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                                                                    EXHIBIT 4(b)

                             SUB-ADVISORY AGREEMENT

       AGREEMENT made as of ____________, 1999, by and between MERCURY ASSET MANAGEMENT V.I. FUNDS, INC., a Maryland corporation (hereinafter referred to as the "Corporation") on behalf of its series MERCURY V.I. U.S. LARGE CAP FUND (the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as "FAM").

                              W I T N E S S E T H:

       WHEREAS, the Corporation is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

       WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

       WHEREAS, the Directors have established and designated the Fund as a series of the Corporation; and

       WHEREAS, FAM is engaged principally in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

       WHEREAS, the Corporation, on behalf of the Fund, has entered into an investment advisory agreement (the "MAM Advisory Agreement"), dated ______, 1999, with Mercury Asset Management International Ltd. (hereinafter referred to as "MAM") pursuant to which


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MAM will provide investment advisory and management services to the Corporation and the Fund; and

       WHEREAS, FAM is willing to provide investment advisory services to the Fund with respect to all or a portion of the daily cash position of the Fund on the terms and conditions hereinafter set forth;

       NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Corporation and FAM hereby agree as follows:

                                    ARTICLE I

                                  Duties of FAM

       The Corporation hereby employs FAM to act as an investment adviser for all or a portion of the daily cash position of the Fund and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to such portion of the Fund, as described below, subject to the policies of, review by and overall control of the Directors of the Corporation, for the period and on the terms and conditions set forth in this Agreement. FAM hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation, to be paid by MAM, provided for herein. FAM and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation or Fund in any way or otherwise be deemed agents of the Corporation or Fund.


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       FAM shall provide (or arrange for affiliates to provide) the Corporation with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper management of all or a portion of the daily cash position of the Fund from time to time managed by FAM. All advice and recommendations provided by FAM shall be subject to the restrictions of the Articles of Incorporation and By-Laws of the Corporation, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the Fund's current Registration Statement.

                                   ARTICLE II

                       Allocation of Charges and Expenses

       FAM assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall pay all compensation of officers of the Corporation and all Directors of the Corporation who are affiliated persons of FAM to the extent not otherwise paid by MAM.

                                   ARTICLE III

                               Compensation of FAM

       For the services rendered, the facilities furnished and expenses assumed by FAM, the Corporation shall cause MAM to pay to FAM at the end of each calendar month a fee of at least $1.00 or another amount to be determined from time to time by MAM and FAM, but in no event in excess of the amount that MAM actually receives for providing services to the Corporation and the Fund pursuant to the MAM Advisory Agreement.


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                                   ARTICLE IV

                         Limitation of Liability of FAM

       FAM shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of services rendered hereunder with respect to the Corporation and the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "FAM" shall include any affiliates of FAM performing services for the Corporation contemplated hereby and partners, directors, officers and employees of FAM and such affiliates.

                                    ARTICLE V

                                Activities of FAM

       The services of FAM to the Corporation and the Fund are not to be deemed to be exclusive, and FAM and any person controlled by or under common control with FAM (for purposes of this Article V referred to as "affiliates") is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Corporation and Fund are or may become interested in FAM and its affiliates, as directors, officers, partners, employees and shareholders, and that FAM and its affiliates are or may become similarly interested in the Corporation or Fund.


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                                   ARTICLE VI

                   Duration and Termination of this Agreement

       This Agreement shall become effective as of the date first above written, and shall remain in force until the date of termination of the Advisory Agreement (but not later than two years after the effective date of this Agreement) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Corporation, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Fund, or by FAM, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. Any termination shall be without prejudice to the completion of transactions already initiated.

                                   ARTICLE VII

                          Amendments of this Agreement

       This Agreement may be amended by the parties only if such amendment is approved in compliance with the requirements of the Investment Company Act and the rules and regulations thereunder.


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                                  ARTICLE VIII

                          Definitions of Certain Terms

       The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

       This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE X

                      Limitation of Obligations of the Fund

       The obligations of the Fund shall be limited to the assets of the Fund, shall be separate from the obligations of any other series of the Corporation, and the Fund shall not be liable for the obligations of any other series of the Corporation.


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       IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which together shall constitute one and the same instrument.

                                     MERCURY ASSET MANAGEMENT
                                     V.I. FUNDS, INC. on behalf of its series
                                     MERCURY V.I. U.S. LARGE CAP FUND

                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                     FUND ASSET MANAGEMENT, L.P.
                                     By: PRINCETON SERVICES, INC., ITS
                                     GENERAL PARTNER

                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:




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